Exhibit 1.01 Conflict Minerals Report of Cohu, Inc.

This report for the twelve months ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). On October 1, 2018, we acquired Xcerra Corporation (“Xcerra”), a Massachusetts-based company. Xcerra, formerly known as LTX-Credence Corporation, is a global provider of test and handling capital equipment, interface products and related services to the semiconductor and electronics manufacturing industries. Xcerra designs, manufactures and markets products and services that address the broad, divergent requirements of the automotive, industrial, mobility, medical and consumer end markets, offering a comprehensive portfolio of solutions and technologies, and a global network of strategically deployed applications and support resources. Xcerra operated in the semiconductor and electronics manufacturing test markets through its atg-Luther & Maelzer, Everett Charles Technologies (ECT), LTX-Credence and Multitest businesses. The acquisition of Xcerra extended Cohu’s market position in the test handler and test contactor markets and expanded Cohu’s addressable market with our entry into the semiconductor ATE and bare board PCB tester markets. Our due diligence with respect to Conflict Minerals for Xcerra covers inventory acquired and products manufactured from the date of our acquisition of Xcerra through December 31, 2018.

Background

In 2010, the United States Congress enacted Section 1502 of the Dodd Frank Financial Reform Act (the “Act”), which, together with the Rule, requires certain companies to disclose their use of conflict minerals if those minerals are “necessary to the functionality or production of a product” manufactured by those companies. Under the Act, those minerals include tantalum, tin, tungsten and gold (3TG) and herein are referred to as “Conflict Minerals”.

Congress enacted this legislation due to concerns that the exploitation and trade of Conflict Minerals by armed groups is helping to finance conflict in the Democratic Republic of Congo (“DRC”) region and surrounding areas (Angola, Burundi, Central Africa Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively, the “Covered Countries”) and is contributing to a humanitarian crisis.

Responsible Sourcing and Adherence to the Law

Cohu, Inc. (“Cohu”, “we”, “our” and “us”) is committed to sourcing components and materials from companies that share our corporate values regarding respect for human rights and integrity. Cohu corporate responsibility involves taking meaningful steps to ensure that the raw materials, components and sub-assemblies we receive from our supply chain are responsibly sourced. We will not support any vendor or other entity in our supply chain that extracts or transports materials defined as Conflict Minerals and uses the resulting financial or other resources to fund or support conflict in the DRC or any other country that could potentially contribute to human rights violations.

Cohu has adopted and published policies on Conflict Minerals and Supplier Code of Conduct, which are publicly available on our website at www.cohu.com/about/responsibility. Since the adoption of the Act and the Rule, we have worked to strengthen our engagement with our suppliers through the fulfillment of the supplier code of conduct and by incorporating portions of the code of conduct into contracts with our suppliers. In summary, Cohu expects all vendors and suppliers to:

●	Purchase materials from legitimate sources not involved in funding conflict in the DRC and surrounding areas.

●	Avoid the use of Conflict Minerals which may directly or indirectly finance or benefit armed groups in the DRC or adjoining countries.

●	Confirm that all Conflict Minerals purchased are conflict-free, based on personal knowledge and / or written guarantees provided by the supplier.

●	Cooperate with our due diligence process that Cohu has established to comply with the Act and the Rule.

Our Company and Products

Cohu is a leading supplier of semiconductor test and inspection handlers, micro-electro mechanical system (MEMS) test modules, test contactors, thermal sub-systems, semiconductor automated test equipment and bare board PCB test systems used by global semiconductor and electronics manufacturers and test subcontractors.

We currently sell the following products:

Semiconductor Test.  Semiconductor automated test equipment (ATE) is used both for wafer level and device package testing. Our semiconductor ATE solutions consist of two platforms focused primarily on the system on a chip (SoC) device market. The Diamond series platform, which includes the flagship Diamondx test system, offers high-density packaging for low-cost testing of microcontrollers and cost sensitive consumer and digital-based ASSP such as Power Management and ASIC devices including flat panel display driver devices. The PAx series of testers is focused primarily on the RF Power Amplifier device market.

Semiconductor Handlers. Semiconductor test and inspection handlers are used in conjunction with automated test equipment and are used to automate the testing and inspection of packaged semiconductor devices. Our handlers support a variety of package sizes and device types, including automotive, mobile, power, microelectromechanical systems (MEMS) and microcontrollers, among others. We offer a broad range of test handlers, including pick-and-place, turret, gravity, strip and MEMS.

Thermal Sub-Systems. Thermal sub-systems are used by integrated circuit manufacturers in high performance burn-in and system level test. Thermal sub-systems provide fast and accurate temperature control of the integrated circuit during the testing process.

Bare Board PCB Test Systems. Bare board PCB test systems are used to test pre-assembly printed circuit boards. Our PCB test systems include flying probe testers, which are used to test low-volume, highly complex circuit boards and do not require the use of a separate test fixture, as well as universal grid testers, which require the use of a separate test fixture and are well-suited to test circuit boards in high volume manufacturing.

Interface Products.  Our interface products are comprised of test contactors and probe pins.  Test contactors serve as the interface between the test handler and the semiconductor device under test such as digital semiconductor devices utilizing spring probe technology, power management and LED semiconductor devices utilizing cantilever technology, and RF semiconductor devices based on high performance contacts designed to operate at frequencies up to 81 GHz.  Test contactors are specific to individual semiconductor device designs, need to be replaced frequently and increase in size with the number of devices tested in parallel.  Probe pins are physical devices that are used to connect electronic test equipment to the device under test. We offer probes that are incorporated into bare board test systems, loaded PCB test fixtures and semiconductor test contactors. We address a wide range of applications with our spring probes, voltage probes, current probes, near-field probes, temperature probes, demodulator probes and logic probes.

Spares and Kits.  We provide consumable, non-consumable and spare items that are used to maintain, sustain or otherwise enable customers’ equipment to meet its performance, availability and production requirements.  We also design and manufacture a wide range of device dedication kits that enable handlers to process different semiconductor packages.

Our products, like virtually all companies in the semiconductor and electronics industries, contain various metals including tantalum, tin, tungsten and gold, which originate in mines throughout the world. Like other companies in the semiconductor and electronics industries, we have a complex globally dispersed supply chain with multiple tiers of suppliers between Cohu and the actual mining of the Conflict Minerals used in our products. As a downstream company, we do not directly purchase these minerals, nor do we have any direct relationship with mines or smelters that process these minerals. Therefore, we must rely on the good faith efforts of our suppliers and component manufacturers, including sub-tier suppliers, to provide us with information on the origin of the materials contained in our products and product components.

Pursuant to the Act and the Rule, we are required to make certain inquires and perform certain due diligence with respect to any Conflict Minerals that are necessary to the functionality or production of a product manufactured or contracted to be manufactured by us or any of our subsidiaries.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements, which are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate. These statements include statements regarding our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our conflict minerals. All forward-looking statements involve risk and uncertainty. Risks that may cause these forward-looking statements to be inaccurate include: failure to carry out these plans in a timely manner or at all; lack of cooperation or progress by our suppliers, their respective suppliers and smelters; lack of progress by smelter or refiner validation programs for conflict minerals (including the possibility of inaccurate information, fraud and other irregularities) or these plans may not be effective. In addition, you should also consider the important factors described in reports and documents that we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in the Company’s most recently submitted Quarterly or Annual Reports. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Due Diligence Process

For the current reporting period we conducted a Reasonable Country of Origin Inquiry (“RCOI”), regarding sub-assemblies, parts and raw materials parts provided by our suppliers. Consistent with prior years, we utilized the due diligence framework advocated by the Organization for Economic Co-operation and Development (“OECD”), as tailored for downstream companies and among other actions, implemented the internal due diligence guidance of the OECD as it pertains to Conflict Minerals sourcing. We continued to employ an internal Conflict Minerals Compliance Team (“Team”) to support our supply chain due diligence. The Team includes members of our Senior Management and appropriate employees within our quality, supply chain, finance and operations departments. Our due diligence includes, but is not limited to, the following steps:

●

The first step of our internal due diligence was to evaluate our products to determine if they contain any Conflict Minerals that are necessary to the product’s functionality or production. After determining that certain of our products contained Conflict Minerals necessary to product functionality, we performed a review of our list of suppliers that provide us with those items identified as containing Conflict Minerals.

●

The Team conducted a RCOI with our suppliers to determine whether in-scope Conflict Mineral content originated in the DRC or one of the Covered Countries. We utilized the Responsible Minerals Initiative (“RMI”) standardized supplier survey and its Conflict Minerals Reporting Template (“CMRT”) to gather information that would enable us to evaluate the source and chain of custody of the materials that suppliers provided.

●

The primary purpose of the CMRT is to determine the source of the identified Conflict Minerals to identify whether (i) Conflict Minerals sourced by our suppliers originated in the DRC and (ii) smelters used by our suppliers (or our supplier’s suppliers) have been validated as compliant in accordance with the RMI’s Conflict Free Smelter Program (“CFSP”), including the country of origin, location of the mine or the smelter from which the materials were produced, or determine if the materials originated from scrap or recycled sources.

●

The Team categorized our suppliers into three types: manufacturing partners; component suppliers; and logistics and service providers. For purposes of our current year RCOI, logistics and service providers were excluded as we concluded that they do not provide us with any materials within the scope of the Act and the Rule. Subsequently, as it relates to our manufacturing partners and components suppliers surveyed (collectively referred to as “in-scope suppliers”) our RCOI due diligence performed was conducted per guidelines fostered by the OCED and the Global e-Sustainability Initiative (“GeSI”) as follows:

o

We defined our supply chain due diligence scope of work to include our in-scope suppliers and we encouraged them to join RBA to further provide transparency evidencing their commitment to becoming conflict-free and to engage with our industry’s effort to achieve the OCED mission of cultivating transparent mineral supply chains and sustainable corporate engagement in creating a responsible global minerals supply chain.

o

The adoption and utilization of the industry standard templates and tools aids us in establishing consistency and transparency throughout our supply chain. We employed iPoint-Systems (“iPoint”), a leading provider of software for environmental and social product compliance to collect CMRT’s posted by our suppliers. The Team validated, managed and aggregated the data reported within iPoint and reported the results to senior management.

o

Most of our suppliers execute and post their CMRT’s on the online site documenting smelters and countries of origin for the conflict minerals contained in their products. Some suppliers forwarded their CMRT’s directly to us. We contacted suppliers whose responses contained incomplete or unclear information to request further clarification.

o

We cross referenced the smelter information provided by our suppliers against the RMI Standard Conflict Free Smelter list to validate our supplier conformance and results compiled for reference in Annex A. The RMI Standard Smelter List was developed for verification of those Smelters that are compliant in accordance with OECD guidance and have been subject to an independent third party audit to assess whether a smelter entity employed RMI policies, practices, and procedures to source conflict free minerals. Some of these Smelters listed may still be actively in the process of gaining certification.

o

We performed risk mitigation efforts with suppliers we identified to be out of conformity with our conflict minerals policy and supplier code of conduct by working with them to bring them into compliance.

There are inherent limitations in our due diligence process. Cohu is an indirect purchaser of Conflict Minerals and our due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of the Conflict Minerals we utilize. As we do not have a direct relationship with smelters and refineries, we rely on the efforts of our suppliers to provide us with up-to-date and accurate smelter and refinery sourcing information. In turn, our suppliers seek similar information within their own supply chains to identify the original sources of Conflict Minerals and such sources of information may produce inaccurate or incomplete information.

Cohu utilizes certain small businesses, both domestic and international, within our supply chain. We have been informed that some of these suppliers have difficulty performing due diligence at their level of the supply chain. In addition, certain responding suppliers provided information that was incomplete. We were unable to obtain verifiable smelter data from such suppliers as a result. Non-responding suppliers failing to report produce a gap in smelter source determination for certain commodities.

We continue to work with our suppliers in our ongoing continuous improvement effort and strive to attain year over year improvement in our reporting effectiveness. During the current year, we successfully achieved our target of a 95% response rate of all of our in-scope suppliers surveyed. For the remaining responder’s declarations received, we have determined that 99.7% of respondents have declared the source of Conflict Minerals received from smelters that were on RMI’s list. The other declared smelter facilities were identified as not being located within the Covered Countries, but had not yet received a conflict free certification by an independent 3rd party.

Identified 3TG Sourcing Information

Based on our due diligence process and the information received from our suppliers, the facilities presented in Annex A were identified by our suppliers as the smelters and refiners of the tin, tantalum, tungsten and gold present in and necessary to the functionality of our products manufactured in the twelve months ended December 31, 2018. The information from our suppliers is still evolving and the smelter list presented in Annex A is based on our good faith efforts.

RCOI Results

Based on the results of our due diligence efforts as described herein, we do not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in our products or whether the minerals in our products are from recycled or scrap sources, however, we have not identified any instances of sourcing that directly or indirectly supported conflict in the Covered Countries. Therefore, we are not declaring any of our products as DRC Conflict Free for the current reporting period and, accordingly, are not required to obtain an independent private sector audit of the Conflict Minerals Report.

Future Steps towards Conflict Mineral Compliance

Cohu will continue to exercise due diligence to identify risk of exposure to Conflict Minerals originating from Covered Countries. Moving forward, we intend to take the following steps with respect to our due diligence process to further mitigate the risk that Conflict Minerals in our products are sourced from the DRC or a Covered Country:

●

We will continue to invest in our strong management systems which include our global team of professionals from across our organization. Supply Chain, Quality and managers throughout our organization will continue to enforce our established policies with regard to the sourcing of Conflict Minerals, conduct due diligence and report the result of their efforts to Senior Management.

●

We continue to incorporate Conflict Minerals compliance requirements into our supplier contracts, supplier performance review and retention process and require that all new suppliers agree to provide us with their Conflict Minerals compliance status during the supplier on-boarding and qualification process.

●	We will continue to identify Conflict Minerals associated with new product launches.

●	We will continue to encourage our suppliers to purchase materials from smelters listed in the Conflict Free Smelter List.

●

In the event Conflict Minerals originating in the DRC are identified, after providing the opportunity to change, we expect to disengage from any suppliers found to be persisting in supplying us with Conflict Minerals from sources that support conflict in the DRC or any adjoining country. We intend to continue supporting, promoting and relying on industry initiatives, such as the RBA, GeSI and RMI, to validate that the sources of the minerals used in our products are not contributing to human rights violations.

Annex A. Smelter Information

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in our products include the smelters and refiners listed below.

Metal	Standard Smelter Name	Smelter Facility	Smelter Identification
Gold	Acade Noble Metal (Zhao Yuan) Corporation	CHINA	CID000009
Gold	Academy Precious Metals	CHINA	CID000010
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	CID000028
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	ANT PRECISION INDUST	CHINA	CID000065
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000107
Gold	Aurubis AG	GERMANY	CID000113
Gold	Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	CID000120
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	BANGKOK ASSAY	THAILAND	CID000129
Gold	Bauer Walser AG	GERMANY	CID000141
Gold	Beijing Zenith Materials	CHINA	CID000147
Gold	Boliden AB	SWEDEN	CID000157
Gold	bolin Co.Ltd.of xi'an Univ.of Arch.&Tech	CHINA	CID000159
Gold	BRIGHT-E ELECTRONIC TECHNOLOGY LIMITED	CHINA	CID000166
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF	CID000190
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Changchun up-optotech	CHINA	CID000204
Gold	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000209
Gold	Changzhou Chemical Research Institute Co. Ltd.	CHINA	CID000213
Gold	CHANGZHOU MING FENG HARDWARE CONNECTOR FACTORY	CHINA	CID000215
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	China Gold International Resources Corp. Ltd.	CHINA	CID000235
Gold	China GoldDeal Investment Co., Ltd.	CHINA	CID000236
Gold	China National Gold Group Corporation	CHINA	CID000242
Gold	Chugai Mining	JAPAN	CID000264
Gold	Cloud Hunan	CHINA	CID000272

Gold	Codelco	CHILE	CID000284
Gold	Colt Refining	UNITED STATES OF AMERICA	CID000288
Gold	PT Aries Kencana Sejahtera	INDONESIA	CID000310
Gold	CV United Smelting	INDONESIA	CID000316
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DaeryongENC	KOREA, REPUBLIC OF	CID000333
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dongguan CameroonChemical Materials Co., Ltd	CHINA	CID000370
Gold	Dong'guan Dong wu Violent-toxic Chemical Products Co., Ltd.	CHINA	CID000378
Gold	DONGGUAN DONGXU METAL SURFACE HANDLE CO.,LTD	CHINA	CID000379
Gold	Dongguan Standard Electronic Material.Co.,Ltd	CHINA	CID000392
Gold	Dongguanshi Sutande Dianzi Cailiao Youxiangongsi	CHINA	CID000395
Gold	Dong-Wo Co., Ltd.	CHINA	CID000398
Gold	Dowa	JAPAN	CID000401
Gold	DUOXIN	CHINA	CID000414
Gold	ECHEM	CHINA	CID000422
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Edison plating technology CO.,LTD	CHINA	CID000427
Gold	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000439

Gold	ESG Edelmetallservice GmbH & Co. KG	GERMANY	CID000445
Gold	Feinhütte Halsbrücke GmbH	GERMANY	CID000465
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Fujian Nanping	CHINA	CID000500
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Gansu-based Baiyin Nonferrous Metals Corporation (BNMC)	CHINA	CID000523
Gold	Gejiu Yunxi Group Corp.	CHINA	CID000552
Gold	Gejiu Zi-Li	CHINA	CID000556
Gold	gong an ju	CHINA	CID000583
Gold	guang dong jin xian gao xin cai liao gong si	CHINA	CID000593
Gold	GUANG DONG JING DING CO., LTD	CHINA	CID000594
Gold	Guangdong grace billion Kate Fine Chemical Co., Ltd.	CHINA	CID000601
Gold	GUANGDONG HUA JIAN TRADE DO.,LTD	CHINA	CID000605
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	CHINA	CID000611
Gold	Guangdong macro jin precious metal smelting	CHINA	CID000612
Gold	Guangdong MingFa Precious Metal Co.,Ltd	CHINA	CID000614
Gold	GuangZHou Jin Ding	CHINA	CID000632
Gold	Guixi Smelter	CHINA	CID000648
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hang Seng Technology	CHINA	CID000670
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Gold	Harima Smelter	JAPAN	CID000679
Gold	Harmony Gold Refinery	SOUTH AFRICA	CID000682
Gold	H.C. Starck Group	GERMANY	CID000684
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Henan Sanmenxia Lingbao City Jinyuan Mining Industry Co., Ltd	CHINA	CID000702
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	HeTai Gold Mineral GuangDong Ltd. Co.	CHINA	CID000718
Gold	Hisikari Mine	JAPAN	CID000724
Gold	Hitachi	JAPAN	CID000728
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	IES Technical Sales	UNITED STATES OF AMERICA	CID000786
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Japan Pure Chemical	JAPAN	CID000829
Gold	Jiangsu Sue large special chemical reagent Co., LTD	CHINA	CID000848

Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000876
Gold	Jin Dong Heng	CHINA	CID000883
Gold	Jin Jinyin refining company limited	CHINA	CID000884
Gold	JinBao Electronic Co.,Ltd.	CHINA	CID000894
Gold	Jinfeng Gold Mine Smelter	CHINA	CID000901
Gold	Jinlong Copper Co., Ltd.	CHINA	CID000909
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kanfort Industrial (Yantai)	CHINA	CID000948
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennametal Fallon	UNITED STATES OF AMERICA	CID000967
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kosak Seiren	JAPAN	CID000991
Gold	Kunshan Jinli chemical industry reagents co.,Ltd.	CHINA	CID001009
Gold	KYOCERA	CHINA	CID001024

Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	LBMA	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND	CID001036
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luo men ha si	CHINA	CID001084
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001107
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metallo-Chimique N.V.	BELGIUM	CID001144
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Minsur	PERU	CID001183
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193

Gold	Morigin Company	JAPAN	CID001201
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	N.E. Chemcat	JAPAN	CID001212
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Nanchang Cemented Carbide Limited Liability Company	CHINA	CID001225
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ningbo Kangqiang Electronics Co., Ltd.	CHINA	CID001266
Gold	Ningbo Yinzhou Ningbo of precious metal recycling plant	CHINA	CID001269
Gold	Nippon Micrometal Corporation	JAPAN	CID001287
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	CID001328
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Philippine Associated Smelting and Refining Corporation	PHILIPPINES	CID001364
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PT Bangka Putra Karya	INDONESIA	CID001413

Gold	PT Bukit Timah	INDONESIA	CID001429
Gold	PT Koba Tin	INDONESIA	CID001450
Gold	PT REFINED BANGKA TIN	INDONESIA	CID001461
Gold	PT Stanindo Inti Perkasa	INDONESIA	CID001469
Gold	PT Tambang Timah	INDONESIA	CID001478
Gold	PT Timah (Persero), Tbk	INDONESIA	CID001483
Gold	Public Security Bureau	CHINA	CID001497
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	PYNMAX	TAIWAN, PROVINCE OF CHINA	CID001499
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Sanmenxia hang seng science and technology, research and development Co., LTD	CHINA	CID001567
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	Scotia Mocatta	UNITED STATES OF AMERICA	CID001577
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Senju	JAPAN	CID001592
Gold	Sewon Korea	KOREA, REPUBLIC OF	CID001600
Gold	Shan Dong Huangjin	CHINA	CID001604
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA	CID001605

Gold	Shandong Guoda gold Co., LTD.	CHINA	CID001611
Gold	Shandong Hengbang Smelter Co.,ltd	CHINA	CID001612
Gold	Shandong Jun Mai Fu	CHINA	CID001614
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong yantai recruit JinLi vice Co.,LTD	CHINA	CID001621
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shanghai Gold Exchange	CHINA	CID001631
Gold	Shen Zhen Thousand Island Ltd.	CHINA	CID001668
Gold	Shenzhen baoan district public security bureau	CHINA	CID001676
Gold	SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.	CHINA	CID001684
Gold	Shenzhen fujun material technology co.,ltd	CHINA	CID001690
Gold	Shenzhen Heng Zhong Industry Co.,Ltd.	CHINA	CID001692
Gold	Shenzhen Kuril company	CHINA	CID001698
Gold	SHENZHEN TIANCHENG CHEMICAL CO LTD	CHINA	CID001707
Gold	SHINKO ELECTRIC INDUSTRIES CO., LTD.	JAPAN	CID001722
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Sino-Platinum Metals Co.,Ltd	CHINA	CID001745
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sojitz	JAPAN	CID001760
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761

Gold	Sumisho Material Corp.	JAPAN	CID001795
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Super Dragon Technology Co., Ltd	CHINA	CID001810
Gold	Suzhou Xingrui Noble	CHINA	CID001826
Gold	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA	CID001844
Gold	Taiwan Sumiko Material Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001855
Gold	TAIZHOU CHANGSANJIAO CO.,LTD	CHINA	CID001862
Gold	Tai'zhou City Yangtze River Delta Electron Ltd.	CHINA	CID001864
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Technic	UNITED STATES OF AMERICA	CID001887
Gold	Thaisarco	THAILAND	CID001899
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	THE HUTTI GOLD MINES CO.LTD	INDIA	CID001911
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Univertical International (Suzhou) Co., Ltd	CHINA	CID001996
Gold	Valcambi S.A.	SWITZERLAND	CID002003

Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	CHINA	CID002009
Gold	WAM Technologies Taiwan Co.,Ltd.	TAIWAN, PROVINCE OF CHINA	CID002020
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Wuxi City Precious Metal Electronic Material Fty	CHINA	CID002058
Gold	Wuzhong Group	CHINA	CID002063
Gold	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA	CID002068
Gold	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002072
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yangzhou Genesis Microelectronics Co., Ltd	CHINA	CID002104
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	CID002159
Gold	Yunnan Tin Company, Ltd.	CHINA	CID002181
Gold	Zhaoyuan Li Fu Industrial	CHINA	CID002202
Gold	ZHAOYUAN LIFUSHIYE Co., Ltd	CHINA	CID002203
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	CHINA	CID002205
Gold	Zhejiang suijin	CHINA	CID002210
Gold	Zhongkuang Gold Industry Co.,LTD	CHINA	CID002214
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	CHINA	CID002219
Gold	ZHONGSHAN POISON MATERIAL PROPRIETARY CO., LTD	CHINA	CID002221
Gold	Zhongshan Public Security Bureau	CHINA	CID002222
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224

Gold	Zhuzhou Cement Carbide	CHINA	CID002233
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605

Gold	Marsam Metals	BRAZIL	CID002606
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	SAAMP	FRANCE	CID002761
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Italpreziosi	ITALY	CID002765
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	CID002821
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Sai Refinery	INDIA	CID002853
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872

Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Safimet S.p.A	ITALY	CID002973
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	African Gold Refinery	UGANDA	CID003185
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277

Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA	CID002571
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842

Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	CV United Smelting	INDONESIA	CID000318
Tungsten	CWB Materials	UNITED STATES OF AMERICA	CID000320
Tungsten	DaeguTec Ltd.	KOREA, REPUBLIC OF	CID000327
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Degutea	KOREA, REPUBLIC OF	CID000350
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	CID000524
Tungsten	Ganzhou Hongfei Materials Co.	CHINA	CID000530
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO.,LTD	CHINA	CID000844
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Johnson Matthey Inc	UNITED STATES OF AMERICA	CID000923
Tungsten	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000940
Tungsten	Mitsubishi Materials Corporation	JAPAN	CID001190
Tungsten	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001195
Tungsten	Nanchang Cemented Carbide Limited Liability Company	CHINA	CID001228
Tungsten	NingHua XingLuoKeng TungSten Mining CO.,LID	CHINA	CID001276
Tungsten	Sichuan Metals & Materials Imp & Exp Co	CHINA	CID001734
Tungsten	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001764
Tungsten	Soleras	UNITED STATES OF AMERICA	CID001768
Tungsten	Voss Metals Company, Inc.	UNITED STATES OF AMERICA	CID002014
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002047

Tungsten	Xiamen Golden Egret Special Alloy Co. Ltd.	CHINA	CID002070
Tungsten	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	CHINA	CID002074
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	CHINA	CID002195
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Sinda W＆Mo Co. Ltd.	CHINA	CID002499
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tin	Arcelor La Plaine	FRANCE	CID000075
Tin	Asahi Pretec Corporation	JAPAN	CID000083
Tin	Asahi Seiren Co.,Ltd.	JAPAN	CID000086
Tin	ASEM	CHINA	CID000095
Tin	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000104
Tin	Aurubis AG	GERMANY	CID000114
Tin	Ausmelt Limited	AUSTRALIA	CID000115
Tin	Balver Zinn - Josef Jost GmbH & Co.KG	GERMANY	CID000121
Tin	Bangjia Island	INDONESIA	CID000123
Tin	Bangka	INDONESIA	CID000125
Tin	CFC Cooperativa dos Fundidores de Cassiterita da Amazonia Ltda.	BRAZIL	CID000196
Tin	ChaoYue	CHINA	CID000217
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Hongqiao	CHINA	CID000237
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244

Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Chinese Hunan province Chenzhou City	CHINA	CID000254
Tin	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000260
Tin	Codelco	CHILE	CID000285
Tin	Alpha	UNITED STATES	CID000293
Tin	CSC Pure Technologies	RUSSIAN FEDERATION	CID000301
Tin	CV Duta Putra Bangka	INDONESIA	CID000304
Tin	CV Makmur Jaya	INDONESIA	CID000308
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dae Chang Co., Ltd.	KOREA, REPUBLIC OF	CID000323
Tin	Dae Kil Metal Co., Ltd	KOREA, REPUBLIC OF	CID000324
Tin	Dingnan Jiawang environmental Tin technology Co.	CHINA	CID000357
Tin	Dongbu Steel	KOREA, REPUBLIC OF	CID000368
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Empressa Nacional de Fundiciones (ENAF)	BOLIVIA	CID000438
Tin	E-tech Philippines	PHILIPPINES	CID000450
Tin	Excellent resistance to copper (Suzhou) Co., Ltd.	CHINA	CID000454
Tin	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	POLAND	CID000468
Tin	Fuji Metal Mining Corp.	JAPAN	CID000498
Tin	Furukawa Electric	JAPAN	CID000508
Tin	Galva Metal	UNITED STATES OF AMERICA	CID000516
Tin	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA	CID000526
Tin	GEJIU YE LIAN CHANG	CHINA	CID000551
Tin	Gejiu Yunxi Group Corp.	CHINA	CID000553
Tin	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000570
Tin	Gold Bell Group	CHINA	CID000572
Tin	GRANDE	CHINA	CID000586
Tin	Guangzhou Special Copper & Electronics material Co.,LTD	CHINA	CID000637
Tin	GUANGZHOU TIANSHUO ELECTRONI TECHNOLOGY.CO.LTD	CHINA	CID000639

Tin	Guixi Smelter	CHINA	CID000647
Tin	Hanbaek nonferrous metals	KOREA, REPUBLIC OF	CID000666
Tin	Handok	KOREA, REPUBLIC OF	CID000667
Tin	Hong Qiao nanoscale science and Technology (Shenzhen) Co. Ltd	CHINA	CID000745
Tin	Increasingly and Chemical (Suzhou) Co., Ltd.	CHINA	CID000795
Tin	ISHIHARA CHEMICAL CO., LTD.	JAPAN	CID000811
Tin	ISHIKAWA METAL CO.,LTD.	JAPAN	CID000812
Tin	Jan Janq	TAIWAN, PROVINCE OF CHINA	CID000822
Tin	Jean Goldschmidt International	BELGIUM	CID000835
Tin	Jiangxi Copper Company Limited	CHINA	CID000856
Tin	JiangXi JiaWang	CHINA	CID000859
Tin	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000870
Tin	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000877
Tin	Jin Lee Chang	CHINA	CID000885
Tin	Jin Tian	CHINA	CID000887
Tin	Jin Zhou	CHINA	CID000892
Tin	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000938
Tin	Kaimeng(Gejiu) Industry and Trade Co., Ltd.	CHINA	CID000943
Tin	KIHONG T & G	INDONESIA	CID000971
Tin	Kojima Chemicals Co., Ltd	JAPAN	CID000982
Tin	Kunshan xiubo	CHINA	CID001018
Tin	Kupol	RUSSIAN FEDERATION	CID001020
Tin	Lee Cheong Gold	CHINA	CID001039
Tin	Li Hong, Wuxi Electronic Materials Co.,Ltd	CHINA	CID001045
Tin	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	CID001059
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Matsushima Metal Corporation	JAPAN	CID001128
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173

Tin	Ming Li Jia smelt Metal Factory	CHINA	CID001177
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	CID001179
Tin	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001194
Tin	Multiple Xin precision metal electroplating factory	CHINA	CID001208
Tin	N.E. Chemcat	JAPAN	CID001213
Tin	Nathan Trotter & Co INC.	UNITED STATES OF AMERICA	CID001234
Tin	nihon superior co.,ltd	JAPAN	CID001253
Tin	Nihon Kagaku Sangyo	JAPAN	CID001258
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Posco	KOREA, REPUBLIC OF	CID001378
Tin	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001398
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Citralogam Alphasejahtera	INDONESIA	CID001433
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT HP Metals Indonesia	INDONESIA	CID001445
Tin	PT Koba Tin	INDONESIA	CID001449
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Supra Sukses Trinusa	INDONESIA	CID001476
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT.Tanloaug Tinah	INDONESIA	CID001481
Tin	PT Timah Nusantara	INDONESIA	CID001486
Tin	Qian Dao Tin Products	CHINA	CID001500

Tin	REDSUN METAL IND. CO.,LTD.	TAIWAN, PROVINCE OF CHINA	CID001519
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Salzgitter	GERMANY	CID001552
Tin	SAMATRON CO.,Ltd.	KOREA, REPUBLIC OF	CID001554
Tin	Sanmenxia hang seng science and technology, research and development Co., LTD	CHINA	CID001568
Tin	Senju	JAPAN	CID001593
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co. Ltd.	CHINA	CID001606
Tin	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	CID001623
Tin	Shanghai Sinyang Semiconductor Materials	CHINA	CID001639
Tin	SHANGHAI YUANHAO SURFACE FINSHING CO., LTD	CHINA	CID001640
Tin	ShangHai YueQiang Metal Products Co., LTD	CHINA	CID001642
Tin	ShangQi	CHINA	CID001647
Tin	Shen Mao Solder (M) Sdn. Bhd	TAIWAN, PROVINCE OF CHINA	CID001661
Tin	SHENZHEN CHEMICALS & LIGHT INDUSTRY CO.,LTD.	CHINA	CID001685
Tin	Shenzhen new jin spring solder products Co., LTD	CHINA	CID001700
Tin	SHUER DER INDUSTRY (JIANGSU) CO.,LTD	CHINA	CID001728
Tin	Singapore Asahi Chemical & Solder Industries Pte Ltd	SINGAPORE	CID001744
Tin	Snow up to the city of Suzhou Chemical Co., Ltd	CHINA	CID001753
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Süddeutsche Metallhandels-gesellschaft mbH	GERMANY	CID001791
Tin	Sun Surface Technology Co Ltd	CHINA	CID001804
Tin	Sundwiger Messingwerk GmbH & Co.KG	GERMANY	CID001806
Tin	Suzhou Feixiang Solder Materials Co., Ltd.	CHINA	CID001814
Tin	Suzhou Jinyi jewelry factory	CHINA	CID001817
Tin	SUZHOU NUONENGDA CHEMICAL CO.,LTD	CHINA	CID001822
Tin	Taicang City Nancang Metal Meterial Co.,Ltd	CHINA	CID001845

Tin	Taiwan high-tech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID001851
Tin	Taiwan qinggao qiye you xian gong si	TAIWAN, PROVINCE OF CHINA	CID001854
Tin	Taiwan's lofty Enterprises Ltd.	TAIWAN, PROVINCE OF CHINA	CID001859
Tin	Thaisarco	THAILAND	CID001898
Tin	Tyco	UNITED STATES OF AMERICA	CID001964
Tin	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001981
Tin	UNIFORCE METAL INDUSTRIAL CORP.	TAIWAN, PROVINCE OF CHINA	CID001986
Tin	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001994
Tin	Univertical International (Suzhou) Co., Ltd	CHINA	CID001997
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	Wang Yu Manufacturing Co. Ltd.	CHINA	CID002024
Tin	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002031
Tin	Westfalenzinn	GERMANY	CID002035
Tin	Wieland Werke AG	GERMANY	CID002039
Tin	Wilhelm Westmetall, Germany	GERMANY	CID002042
Tin	Wind Yunnan Nonferrous Metals Co., Ltd.	CHINA	CID002043
Tin	Wolfram Company CJSC	RUSSIAN FEDERATION	CID002049
Tin	Wu Xi Shi Yi Zheng Ji Xie She Bei Company	CHINA	CID002054
Tin	WUXI YUNXI SANYE SOLDER FACTORY	CHINA	CID002062
Tin	Xia Yi Metal Industries (shares) Co., Ltd.	CHINA	CID002066
Tin	Xiamen Tungsten Co., Ltd.	CHINA	CID002084
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	CHINA	CID002090
Tin	XINQIAN	CHINA	CID002096
Tin	Yokohama Metal Co Ltd	JAPAN	CID002130
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Zhangzhou Xiangcheng Hongyu Building	CHINA	CID002197
Tin	ZhongShi	CHINA	CID002223

Tin	Zhuhai Horyison Solder Co.,Ltd	CHINA	CID002229
Tin	Zhuhai Quanjia	CHINA	CID002230
Tin	Zuhai Horyison Solder Co.,Ltd.	CHINA	CID002249
Tin	PT HANJAYA PERKASA METALS	INDONESIA	CID002287
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Donna Kembara Jaya	INDONESIA	CID002473
Tin	PT Rajwa International	INDONESIA	CID002475
Tin	PT Singkep Times Utama	INDONESIA	CID002476
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	An Thai Minerals Co., Ltd.	VIET NAM	CID002825
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858